FOR IMMEDIATE RELEASE
Contact: Courtney Yopp Norris
(502) 636-4564
Courtney.Norris@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS
2012 THIRD-QUARTER RESULTS

•	Revenues of $164.9 million declined 1% compared to 2011's third-quarter record high due to fewer live race days at Churchill Downs Racetrack

•	EBITDA was $21.3 million, the second highest all-time third-quarter EBITDA

LOUISVILLE, Ky. - Churchill Downs Incorporated (“CDI” or the “Company”) ( NASDAQ: CHDN) today, Nov. 5, 2012, reported results for the third quarter and nine months ended Sept. 30, 2012.

Net revenues from continuing operations for the third quarter of 2012 declined 1%, or $1.5 million, to $164.9 million compared to the same period of the prior year. Third quarter EBITDA (earnings before interest, taxes, depreciation and amortization) declined to $21.3 million, from $43.0 million, during the third quarter of 2011. Net earnings from continued operations for the period were $6.0 million, or $0.34 per diluted common share, a decrease of 70% from net earnings from continued operations of $19.7 million, or $1.16 per diluted common share, during the third quarter of 2011. The decline in EBITDA and net earnings was predominately the result of the $19.3 million in Illinois Horse Racing Equity Trust Fund payments that were received in the third quarter of 2011.

Online Business (consisting of Twinspires.com, Luckity.com, Velocity and the Company's equity investment in HRTV) net revenues for the third quarter increased 9% over the same period of the prior year to $45.6 million. CDI's online wagering company, TwinSpires.com, reported a handle increase of 10.6%, or $20.5 million, compared to 2.2% growth of total U.S. thoroughbred industry wagering for the same period, according to Equibase.com.

Despite growth in TwinSpires.com revenue and handle, third-quarter Online Business EBITDA declined $0.8 million, or 8%, primarily due to $1.0 million of expenditures related to the launch of the Company's new real money gaming site, Luckity.com, and the continuation of spending on the development of an exchange wagering platform; increased losses of $0.4 million from our equity investment in horseracing television network HRTV; and severance and other non-recurring costs of $0.6 million.

Racing Operations revenues decreased 6%, or $3.9 million, due to three fewer racing days at Churchill Downs Racetrack and weather-related cancellations at Calder Race Course. Racing Operations EBITDA decreased $19.5 million, due to the impact of recognizing $19.3 million from the Illinois Horse Racing Equity Trust Fund along with recognition of insurance proceeds net of losses of $0.6 million during 2011's third quarter. Partially offsetting these prior year items were EBITDA improvements as operating

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efficiencies from cost control measures more than offset the fewer live race days and weather-related cancellations.

Gaming revenues decreased $2.4 million, or 5%, during the quarter largely due to continued
competition in the South Florida market and the closure of the Company's casino and video poker operations in New Orleans for five days in September as the result of Hurricane Isaac. Gaming EBITDA decreased $1.1 million driven primarily by revenue losses at Calder Casino.

CDI Chairman and Chief Executive Officer Robert L. Evans said the Company made a lot of progress building its portfolio of growth opportunities in the third quarter and in the few weeks since.

“We hope to see the revenue and EBITDA growth impact of these new opportunities starting in the fourth quarter of this year, and into 2013 and 2014, including our decision to proceed with construction of our joint venture casino project near Lebanon, Ohio; the completion of the acquisition of Riverwalk Casino Hotel; the launch of the real-money gaming site, Luckity.com; and significant progress on the $15 million renovation and rebuilding of Harlow's following the 2011 Mississippi River flood which we expect to complete by year-end.”

“We are also pleased with the construction progress at Churchill Downs Racetrack including the new ultra-luxury area known as The Mansion, which is 93% sold or committed under 3 to 7 year contracts, and the new Paddock Plaza area that will add over 200 upper-price-range seats to our inventory for various big events next year including the Kentucky Derby, the Kentucky Oaks and our night racing and other events,” Evans said.

A conference call regarding this news release is scheduled for Tuesday, Nov. 6, 2012, at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (877) 372-0878 and entering the pass code 59454442 at least 10 minutes before the appointed time. International callers should dial (253) 237-1169. A copy of the Company's news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Churchill Downs Incorporated uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company's operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company's financial results in accordance with GAAP.

ABOUT CHURCHILL DOWNS INCORPORATED
Churchill Downs Incorporated (CDI) (NASDAQ: CHDN), headquartered in Louisville, Ky., owns and operates the world-renowned Churchill Downs Racetrack, home of the Kentucky Derby and Kentucky Oaks, as well as racetrack and casino operations and a poker room in Miami Gardens, Fla.; racetrack, casino and video poker operations in New Orleans, La.; racetrack operations in Arlington
Heights, Ill.; a casino resort in Greenville, Miss.; as well as a casino hotel in Vicksburg, Miss.; CDI also owns the country's premier advance-deposit wagering company, TwinSpires.com; the totalisator company, United Tote; Luckity.com, where people can legally play fun games online for a chance to

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win cash prizes; Bluff Media, an Atlanta-based multimedia poker content, brand and publishing company; and a collection of racing-related telecommunications and data companies. Information about CDI can be found online at www.churchilldownsincorporated.com.

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this news release are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; a decrease in consumers' discretionary income; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the impact of increasing insurance costs; the impact of interest rate fluctuations; the financial performance of our racing operations; the impact of gaming competition (including lotteries, online gaming and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in the markets in which we operate; our ability to maintain racing and gaming licenses to conduct our businesses; the impact of live racing day competition with other Florida, Illinois and Louisiana racetracks within those respective markets; the impact of higher purses and other incentives in states that compete with our racetracks; costs associated with our efforts in support of alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Kentucky, Florida, Illinois or Louisiana law or regulations that impact revenues or costs of racing operations in those states; the presence of wagering and gaming operations at other states' racetracks and casinos near our operations; our continued ability to effectively compete for the country's horses and trainers necessary to achieve full field horse races; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen's groups to interstate simulcasting; our ability to enter into agreements with other industry constituents for the purchase and sale of racing content for wagering purposes; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; market reaction to our expansion projects; the inability of our totalisator company, United Tote, to maintain its processes accurately or keep its technology current; our accountability for environmental contamination; the inability of our Online Business to prevent security breaches within its online technologies; the loss of key personnel; the impact of natural and other disasters on our operations and our ability to obtain insurance recoveries in respect of such losses (including losses related to business interruption); our ability to integrate any businesses we acquire into our existing operations, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation; changes in our relationships with horsemen's groups and their memberships; our ability to reach agreement with horsemen's groups on future purse and other agreements (including, without limiting, agreements on sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

You should read this discussion in conjunction with the Condensed Consolidated Financial Statements included in

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this Quarterly Report on Form 10-Q and the Company's Annual Report on Form 10-K for the year ended December 31, 2011 for further information, including Part I - Item 1A, "Risk Factors" for a discussion regarding some of the reasons that actual results may be materially different from those we anticipate, as modified by Part II - Item 1A, “Risk Factors” of this Quarterly Report on Form 10-Q.

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CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the three months ended September 30, 2012, and 2011
(in thousands, except per common share data)

	2012	2011	% Change
Net revenues
Racing	$62,919	$66,776	(6)
Gaming	49,493	51,922	(5)
Online	45,593	42,015	9
Other	6,872	5,636	22
	164,877	166,349	(1)
Operating expenses
Racing	61,953	65,154	(5)
Gaming	37,891	39,051	(3)
Online	32,190	30,584	5
Other	6,793	5,335	27
Selling, general and administrative expenses	18,237	16,753	9
Insurance recoveries, net of losses	—	(615)	U
Operating income	7,813	10,087	(23)
Other income (expense):
Interest income	31	116	(73)
Interest expense	(873)	(1,576)	(45)
Equity in (loss) gain of unconsolidated investments	(471)	(467)	1
Miscellaneous, net	569	19,934	(97)
	(744)	18,007	U
Earnings from continuing operations before provision for income taxes	7,069	28,094	(75)
Income tax provision	(1,096)	(8,374)	(87)
Earnings from continuing operations	5,973	19,720	(70)
Discontinued operations, net of income taxes:
Earnings from operations	—	60	U
Net earnings and comprehensive income	$5,973	$19,780	(70)

Net earnings per common share data:
Basic
Earnings from continuing operations	$0.34	$1.17	(71)
Discontinued operations	$—	$—	—
Net earnings	$0.34	$1.17	(71)

Diluted
Earnings from continuing operations	$0.34	$1.16	(71)
Discontinued operations	$—	$0.01	U
Net earnings	$0.34	$1.17	(71)

Weighted average shares outstanding:
Basic	17,130	16,858
Diluted	17,575	16,974
U: >100% unfavorable F: >100% favorable

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CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
For the nine months ended September 30, 2012, and 2011
(in thousands, except per common share data)

	2012	2011	% Change
Net revenues
Racing	$253,541	$246,858	3
Gaming	160,200	160,468	—
Online	142,330	125,344	14
Other	17,818	14,919	19
	573,889	547,589	5
Operating expenses
Racing	200,425	202,755	(1)
Gaming	117,122	118,690	(1)
Online	95,266	85,800	11
Other	19,368	15,192	27
Selling, general and administrative expenses	54,506	51,453	6
Insurance recoveries, net of losses	(6,514)	(1,010)	F
Operating income	93,716	74,709	25
Other income (expense):
Interest income	84	240	(65)
Interest expense	(3,078)	(7,497)	(59)
Equity in (loss) gain of unconsolidated investments	(1,255)	(423)	U
Miscellaneous, net	639	23,549	(97)
	(3,610)	15,869	U
Earnings from continuing operations before provision for income taxes	90,106	90,578	(1)
Income tax provision	(34,203)	(34,054)	—
Earnings from continuing operations	55,903	56,524	(1)
Discontinued operations, net of income taxes:
(Loss) earnings from operations	(1)	61	U
Gain on sale of assets	—	157	U
Net earnings and comprehensive income	$55,902	$56,742	(1)

Net earnings per common share data:
Basic
Earnings from continuing operations	$3.24	$3.36	(4)
Discontinued operations	$—	$0.01	U
Net earnings	$3.24	$3.37	(4)

Diluted
Earnings from continuing operations	$3.20	$3.34	(4)
Discontinued operations	$—	$0.01	U
Net earnings	$3.20	$3.35	(4)

Weighted average shares outstanding:
Basic	17,004	16,555
Diluted	17,465	16,939
U: >100% unfavorable F: >100% favorable

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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three months ended September 30, 2012, and 2011
(in thousands, except per common share data)

	2012	2011	% Change
Net revenues from external customers:
Churchill Downs	$3,873	$6,148	(37)
Arlington	30,578	30,875	(1)
Calder	22,633	23,673	(4)
Fair Grounds	5,835	6,080	(4)
Total Racing Operations	62,919	66,776	(6)
Calder Casino	17,841	20,251	(12)
Fair Grounds Slots	10,109	9,880	2
VSI	8,089	8,350	(3)
Harlow's Casino	13,454	13,441	—
Total Gaming	49,493	51,922	(5)
Online Business	45,593	42,015	9
Other Investments	6,543	5,583	17
Corporate	329	53	F
Net revenues from external customers	$164,877	$166,349	(1)
Intercompany net revenues:
Churchill Downs	$151	$381	(60)
Arlington	1,758	1,468	20
Calder	554	582	(5)
Fair Grounds	11	21	(48)
Total Racing Operations	2,474	2,452	1
Online Business	233	186	25
Other Investments	824	638	29
Eliminations	(3,531)	(3,276)	(8)
Net revenues	$—	$—	—
Reconciliation of Segment EBITDA to net earnings:
Racing Operations	$1,243	$20,789	(94)
Gaming	12,029	13,148	(9)
Online Business	8,986	9,818	(8)
Other Investments	421	782	(46)
Corporate	(1,398)	(1,540)	9
Total EBITDA	21,281	42,997	(51)
Depreciation and amortization	(13,370)	(13,443)	(1)
Interest income (expense), net	(842)	(1,460)	(42)
Income tax provision	(1,096)	(8,374)	(87)
Earnings from continuing operations	5,973	19,720	(70)
Discontinued operations, net of income taxes	—	60	(100)
Net earnings and comprehensive income	$5,973	$19,780	(70)
U: >100% unfavorable F: >100% favorable

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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the nine months ended September 30, 2012, and 2011
(in thousands, except per common share data)

	2012	2011	% Change
Net revenues from external customers:
Churchill Downs	$109,297	$104,558	5
Arlington	62,802	62,273	1
Calder	47,374	45,753	4
Fair Grounds	34,068	34,274	(1)
Total Racing Operations	253,541	246,858	3
Calder Casino	58,908	62,574	(6)
Fair Grounds Slots	31,726	31,510	1
VSI	26,466	26,566	—
Harlow's Casino	43,100	39,818	8
Total Gaming	160,200	160,468	—
Online Business	142,330	125,344	14
Other Investments	17,012	14,657	16
Corporate	806	262	F
Net revenues from external customers	$573,889	$547,589	5
Intercompany net revenues:
Churchill Downs	$4,419	$3,993	11
Arlington	3,810	3,160	21
Calder	1,150	1,129	2
Fair Grounds	833	799	4
Total Racing Operations	10,212	9,081	12
Online Business	669	601	11
Other Investments	2,646	1,397	F
Eliminations	(13,527)	(11,079)	(22)
Net revenues	$—	$—	—
Reconciliation of Segment EBITDA to net earnings:
Racing Operations	$55,094	$67,116	(18)
Gaming	51,856	43,479	19
Online Business	31,946	28,671	11
Other Investments	(13)	1,217	U
Corporate	(4,968)	(1,329)	U
Total EBITDA	133,915	139,154	(4)
Depreciation and amortization	(40,815)	(41,319)	(1)
Interest income (expense), net	(2,994)	(7,257)	59
Income tax provision	(34,203)	(34,054)	—
Earnings from continuing operations	55,903	56,524	(1)
Discontinued operations, net of income taxes	(1)	218	(100)
Net earnings and comprehensive income	$55,902	$56,742	(1)
U: >100% unfavorable F: >100% favorable

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CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION BY OPERATING UNIT
for the three and nine months ended September 30, 2012 and 2011
(in thousands, except per common share data)

	Three Months Ended
	September 30,		Change
	2012	2011	$	%
Racing Operations	$(2,935)	$(2,830)	$105	4%
Gaming	(2,116)	(2,053)	63	3%
Online Business	(1,929)	(1,659)	270	16%
Other Investments	(280)	(595)	(315)	(53)%
Corporate Income	7,260	7,137	(123)	2%
Total management fees	$—	$—	$—

	Nine Months Ended
	September 30,		Change
	2012	2011	$	%
Racing Operations	$(9,543)	$(8,820)	$723	8%
Gaming	(5,804)	(5,540)	264	5%
Online Business	(5,159)	(4,349)	810	19%
Other Investments	(658)	(951)	(293)	(31)%
Corporate Income	21,164	19,660	(1,504)	8%
Total management fees	$—	$—	$—

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CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
for the nine months ended September 30, 2012, and 2011
(in thousands, except per common share data)

	2012	2011
Cash flows from operating activities:
Net earnings and comprehensive income	$55,902	$56,742
Adjustments to reconcile net earnings and comprehensive income to net cash provided by operating activities:
Depreciation and amortization	40,815	41,319
Asset impairment loss	25	299
Gain on sale of business	—	(271)
Gain on derivative instruments	—	(3,096)
Equity in loss of unconsolidated investments	1,255	423
Share-based compensation	6,083	4,332
Other	668	2,139
Increase (decrease) in cash resulting from changes in operating assets and liabilities, net of business acquisition:
Restricted cash	2,938	11,536
Accounts receivable	(12,500)	1,825
Other current assets	(1,895)	(3,865)
Accounts payable	395	229
Purses payable	(3,497)	11,051
Accrued expenses	5,732	3,099
Deferred revenue	(7,689)	2,121
Deferred riverboat subsidy	—	(40,492)
Income taxes receivable and payable	12,149	27,560
Other assets and liabilities	1,728	16,498
Net cash provided by operating activities	102,109	131,449
Cash flows from investing activities:
Additions to property and equipment	(25,456)	(16,802)
Acquisition of business, net of cash	(6,728)	—
Acquisition of gaming license	(2,250)	(2,250)
Investment in joint venture	(6,525)	—
Purchases of minority investments	(2,092)	(158)
Proceeds on sale of property and equipment	88	50
Proceeds from insurance recoveries	10,413	183
Change in deposit wagering asset	(3,364)	(117)
Net cash used in investing activities	(35,914)	(19,094)
Cash flows from financing activities:
Borrowings on bank line of credit	291,574	230,311
Repayments on bank line of credit	(349,139)	(339,158)
Change in bank overdraft	(3,034)	4,618
Payment of dividends	(10,110)	(8,165)
Repurchase of common stock	(2,846)	(732)
Common stock issued	6,160	635
Windfall tax benefit from share-based compensation	819	—
Change in deposit wagering liability	3,055	118
Net cash used in financing activities	(63,521)	(112,373)
Net increase (decrease) in cash and cash equivalents	2,674	(18)
Cash and cash equivalents, beginning of period	27,325	26,901
Cash and cash equivalents, end of period	$29,999	$26,883

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CHURCHILL DOWNS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$29,999	$27,325
Restricted cash	44,985	44,559
Accounts receivable, net	38,210	49,773
Deferred income taxes	8,057	8,727
Income taxes receivable	—	3,679
Other current assets	11,959	10,399
Total current assets	133,210	144,462
Property and equipment, net	469,520	477,356
Goodwill	217,741	213,712
Other intangible assets, net	102,907	103,827
Other assets	15,812	8,665
Total assets	$939,190	$948,022

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$59,000	$56,514
Bank overdraft	2,439	5,473
Purses payable	25,169	20,066
Accrued expenses	51,336	47,816
Income taxes payable	8,470	—
Dividends payable	—	10,110
Deferred revenue	12,231	33,472
Total current liabilities	158,645	173,451
Long-term debt	69,998	127,563
Other liabilities	22,458	29,542
Deferred revenue	17,151	17,884
Deferred income taxes	16,583	15,552
Total liabilities	284,835	363,992
Commitments and contingencies
Shareholders' equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 17,461 shares issued at September 30, 2012 and 17,178 shares issued at December 31, 2011	274,622	260,199
Retained earnings	379,733	323,831
Total shareholders' equity	654,355	584,030
Total liabilities and shareholders' equity	$939,190	$948,022